Exhibit 10.2

SNAIL GAMES USA, INC.

12049 Jefferson Blvd.

Culver City, CA 90230

October 10, 2025

Heidy Chow

Chief Financial Officer

Snail, Inc. and Snail Games USA, Inc.

12049 Jefferson Blvd.

Culver City, CA 90230

Dear Heidy,

Reference is made to that certain offer letter, dated August 28, 2020 (the “Original Offer Letter”), entered into by and between you and Snail Games USA, Inc., a California Corporation (“Snail Games” or the “Company”). The Company and its parent company, Snail, Inc., desire to amend the Original Offer Letter as set forth in this amendment (this “Amendment No. 1”). All capitalized terms not defined herein will have the meanings ascribed to them in the Original Offer Letter.

Effective October 6, 2025, the terms of your current employment with the Company and Snail, Inc., as memorialized in the Original Offer Letter, are amended as follows:

1.	Your title will be the Chief Financial Officer of the Company and Snail, Inc.

2.	Your annual base salary will be Four Hundred Eighteen Thousand Dollars ($418,000). You will be paid in accordance with the Company’s standard payroll schedule.

3.	The fourth paragraph of the Original Offer Letter is hereby deleted.

4.	The fifth paragraph of the Original Offer Letter is hereby deleted in its entirety and replaced with the following paragraph:

“You will be eligible to participate in the Company’s benefit plans subject to the terms, conditions, and limitations contained in the applicable plans. Currently the Company provides medical, dental, vision, long-term disability, 401K and life insurance coverage options for its employees.”

Except as noted above, all other terms of the Original Offer Letter will remain unchanged.

If you choose to accept the above terms, please sign a copy of this Amendment No. 1 and return it to us at your earliest convenience.

This Amendment No. 1 may be delivered via facsimile, electronic mail (including pdf), any electronic signature complying with the U.S. federal ESIGN Act of 2000(e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered, and be valid and effective in all respects for all purposes.

Congratulations! If you have any questions regarding this offer for employment or benefits, please do not hesitate to contact me.

Sincerely,

By:	/s/ Hai Shi
Name:	Hai Shi
Title:	Chief Executive Officer and Chief Strategy Officer

ACCEPTED

/s/ Heidy Chow
Heidy Chow

Dated: October 10, 2025

[Signature page to Amendment No. 1 to Offer Letter—Heidy Chow]